77Q1(a) Copies of any material amendments to the registrant’s charter or by-laws;

(a)(1)

Schedule A to the Amended and Restated Agreement and Declaration of Trust of the Registrant, incorporated by reference to Exhibit (a)(2) to Post-Effective Amendment No. 90 to this Registration Statement filed with the Commission on December 29, 2011.

77Q1(e)  Copies of any new or amended registrant investment advisory contracts;

(e)(1)

Amended and Restated Investment Management Agreement between the Registrant and Forward Management LLC (the “Advisor” or “Forward Management”), dated as of May 1, 2005 and amended and restated as of January 8, 2008, March 5, 2008 and December 15, 2011, with respect to the Forward Banking and Finance Fund, Forward Commodity Long/Short Strategy Fund, Forward CorePlus Fund, Forward Credit Analysis Long/Short Fund, Forward EM Corporate Debt Fund, Forward Emerging Markets Fund, Forward Extended MarketPlus Fund, Forward Focus Fund, Forward Frontier Strategy Fund, Forward Global Infrastructure Fund, Forward Growth Fund, Forward High Yield Bond Fund, Forward International Dividend Fund, Forward International Equity Fund, Forward International Real Estate Fund, Forward International Small Companies Fund, Forward Investment Grade Fixed-Income Fund, Forward Large Cap Dividend Fund (formerly known as the Forward Large Cap Equity Fund ), Forward Real Estate Fund, Forward Real Estate Long/Short Fund, Forward Select EM Dividend Fund, Forward Select Income Fund, Forward Small Cap Equity Fund, Forward Strategic Alternatives Fund, Forward Tactical Enhanced Fund, Forward Tactical Growth Fund, Forward U.S. Government Money Fund, Forward Aggressive Growth Allocation Fund, Forward Balanced Allocation Fund, Forward Growth & Income Allocation Fund, Forward Growth Allocation Fund, Forward Income & Growth Allocation Fund, Forward Income Allocation Fund , Forward Global Credit Long/Short Fund, Forward Endurance Long/Short Fund, and Forward NAV Short Duration Fund, incorporated by reference to Exhibit (d)(1) to Post-Effective Amendment No. 90 to this Registration Statement filed with the Commission on December 29, 2011.

(e)(2)

Investment Sub-Advisory Agreement among the Registrant, the Advisor and SW Asset Management, LLC dated September 30, 2011 with respect to the Forward Global Credit Long/Short Fund, incorporated by reference to Exhibit (d)(9) to Post-Effective Amendment No. 85 to this Registration Statement filed with the Commission on September 30, 2011.